Exhibit 23.1

SRCO Professional Corporation

Chartered Accountants, Licensed Public Accountant

Park Place Corporate Centre

15 Wertheim Court, Suite 409

Richmond Hill, ON L4B 3H7

Tel: 416 671 7292 & 905 882 9500
Fax: 905 882 9580

Email: sohail.raza@srco.ca

www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 13, 2015 relating to June 30, 2015 financial statements of Legacy Ventures International Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration

Statement. /s/ SRCO Professional Corporation

CHARTERED ACCOUNTANTS

Authorized to practise public accounting by the

Chartered Professional Accountants of Ontario

Richmond Hill, Canada
January 19, 2016